Exhibit 99.1

W. P. Carey Announces Second Quarter 2023 Financial Results

New York, NY – July 28, 2023 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2023.

Financial Highlights

2023 Second Quarter
Net income attributable to W. P. Carey (millions)	$144.6
Diluted earnings per share	$0.67

AFFO (millions)	$293.3
AFFO per diluted share	$1.36

•2023 AFFO guidance range narrowed to between $5.32 and $5.38 per diluted share, based on anticipated full year investment volume of between $1.75 billion and $2.25 billion
•Quarterly cash dividend raised to $1.069 per share, equivalent to an annualized dividend rate of $4.276 per share

Real Estate Portfolio
•Investment volume of $938.5 million completed year to date, including $760.7 million during the second quarter
•Gross disposition proceeds of $5.5 million during the second quarter, bringing total disposition proceeds for the first half of 2023 to $48.2 million
•Contractual same-store rent growth of 4.3%

Balance Sheet and Capitalization
•As previously announced, the Company entered into a new three-year €500 million unsecured term loan and executed an interest rate swap fixing the interest rate at 4.34% per annum through the end of 2024
•Approximately $384 million in anticipated net proceeds currently available for settlement pursuant to forward sale agreements

MANAGEMENT COMMENTARY

“Our performance over the first half of the year continued to be driven by the strength of our investment activity — completing close to $1 billion of investments — and contractual same-store rent growth that remained over 4%,” said Jason Fox, Chief Executive Officer of W. P. Carey. “We expect further deal momentum over the second half of the year, given the competitiveness of sale-leasebacks as an alternative source of financing and the investment spreads we’re achieving. We're also confident in our ability to fund our investments and other capital needs without having to raise additional capital this year, something we view as a distinct competitive advantage in the current environment. Furthermore, we expect rent growth to remain elevated, reflecting the lagged impact of CPI on rents, as well as higher fixed increases.”

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 1

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2023 second quarter totaled $452.6 million, up 31.4% from $344.4 million for the 2022 second quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2023 second quarter were $452.2 million, up 33.1% from $339.8 million for the 2022 second quarter.

◦Lease revenues increased primarily as a result of net investment activity, net lease properties acquired in the CPA:18 Merger and rent escalations.

◦Operating property revenues increased primarily as a result of the self-storage and other operating properties acquired in the CPA:18 Merger, as well as the conversion of 12 hotel properties from net lease to operating during the 2023 first quarter.

◦Income from finance leases and loans receivable increased primarily as a result of the reclassification of lease revenues after receiving notice during the 2023 first quarter from a related party of U-Haul of its intention to exercise its repurchase option on a portfolio of 78 net leased self-storage properties. The reclassification had no impact on total Real Estate revenues.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2023 second quarter was $144.6 million, up 13.2% from $127.7 million for the 2022 second quarter. Net income from Real Estate attributable to W. P. Carey was $144.7 million, which increased due primarily to the impact of net investment activity (including properties acquired in the CPA:18 Merger) and rent escalations, partly offset by a lower gain on sale of real estate and higher interest expense. Net loss from Investment Management attributable to W. P. Carey was less than $0.1 million, which decreased due primarily to the cessation of Investment Management revenues and distributions as a result of the CPA:18 Merger.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2023 second quarter was $1.36 per diluted share, up 3.8% from $1.31 per diluted share for the 2022 second quarter, driven by the Company’s Real Estate segment, which generated AFFO of $1.36 per diluted share, up 7.1% from $1.27 per diluted share for the 2022 second quarter, primarily reflecting the impact of net investment activity, rent escalations and the accretive impact of the CPA:18 Merger, partly offset by higher interest expense. AFFO for the 2023 second quarter also included certain non-recurring items that largely offset one another but resulted in lower non-reimbursed property expenses (due to the reversal of certain property tax accruals) and higher provision for income taxes (due to the settlement a tax audit on a portfolio of properties in Europe). AFFO from the Company's Investment Management segment declined due primarily to the cessation of Investment Management revenues and distributions as a result of the CPA:18 Merger.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•On June 15, 2023, the Company reported that its Board of Directors increased its quarterly cash dividend to $1.069 per share, equivalent to an annualized dividend rate of $4.28 per share. The dividend was paid on July 14, 2023 to shareholders of record as of June 30, 2023.

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 2

AFFO GUIDANCE

•For the 2023 full year, the Company has narrowed its guidance range for total AFFO to between $5.32 and $5.38 per diluted share based on the following key assumptions:

(i) investment volume of between $1.75 billion and $2.25 billion, which is unchanged;

(ii) disposition volume of between $300 million and $400 million, which is unchanged; and

(iii) total general and administrative expenses of between $97 million and $100 million, which is unchanged.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•Year to date, the Company completed investments totaling $938.5 million, including $760.7 million during the 2023 second quarter.

•The Company currently has four capital investments and commitments totaling $51.4 million and construction loan funding of $45.0 million scheduled to be completed during the second half of 2023, for an aggregate total of $96.4 million.

Dispositions

•During the 2023 second quarter, the Company disposed of three properties for gross proceeds of $5.5 million, bringing total disposition proceeds for the six months ended June 30, 2023 to $48.2 million.

Contractual Same-Store Rent Growth

•The Company’s net lease portfolio generated contractual same-store rent growth of 4.3% on a constant currency basis.

Composition

•As of June 30, 2023, the Company’s net lease portfolio consisted of 1,475 properties, comprising 180 million square feet leased to 398 tenants, with a weighted-average lease term of 11.2 years and an occupancy rate of 99.0%. In addition, the Company owned 85 self-storage operating properties, 13 hotel operating properties and two student housing operating properties, totaling approximately 7.8 million square feet.

BALANCE SHEET AND CAPITALIZATION

Forward Equity

•As of June 30, 2023, the Company had an aggregate of $384 million in anticipated net proceeds available for settlement pursuant to forward sale agreements.

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 3

Unsecured Term Loan

•As previously announced, on April 24, 2023, the Company entered into a new €500 million unsecured term loan maturing on April 24, 2026 (the Term Loan), with a syndicate of 10 participating banks. The Term Loan was drawn in full at closing and includes an accordion feature enabling the aggregate amount to be increased up to €250 million (for a Term Loan totaling up to €750 million) subject to approvals and the satisfaction of certain conditions. Proceeds from the Term Loan were used for the repayment of debt, including amounts outstanding on the Company’s unsecured revolving credit facility.

•The borrowing rate pursuant to the credit agreement is 85 basis points over EURIBOR. In conjunction with the closing, W. P. Carey executed a variable-to-fixed interest rate swap fixing the interest rate at 4.34% through the end of 2024.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2023 second quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 28, 2023, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, July 28, 2023 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

Celebrating its 50th anniversary, W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $23 billion and a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,475 net lease properties covering approximately 180 million square feet and a portfolio of 85 self-storage operating properties, as of June 30, 2023. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

* * * * *

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 4

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding deal momentum and our ability to fund capital needs. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

* * * * *
W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,563,837	$13,338,857
Land, buildings and improvements — operating properties	1,334,501	1,095,892
Net investments in finance leases and loans receivable	1,222,439	771,761
In-place lease intangible assets and other	2,748,013	2,659,750
Above-market rent intangible assets	806,619	833,751
Investments in real estate	19,675,409	18,700,011
Accumulated depreciation and amortization (a)	(3,378,385)	(3,269,057)
Assets held for sale, net	43,002	57,944
Net investments in real estate	16,340,026	15,488,898
Equity method investments	340,285	327,502
Cash and cash equivalents	204,103	167,996
Other assets, net	1,154,945	1,080,227
Goodwill	1,036,966	1,037,412
Total assets	$19,076,325	$18,102,035

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,978,294	$5,916,400
Unsecured term loans, net	1,113,491	552,539
Unsecured revolving credit facility	528,705	276,392
Non-recourse mortgages, net	995,435	1,132,417
Debt, net	8,615,925	7,877,748
Accounts payable, accrued expenses and other liabilities	643,830	623,843
Below-market rent and other intangible liabilities, net	157,728	184,584
Deferred income taxes	179,449	178,959
Dividends payable	232,461	228,257
Total liabilities	9,829,393	9,093,391

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 213,901,170 and 210,620,949 shares, respectively, issued and outstanding	214	211
Additional paid-in capital	11,959,060	11,706,836
Distributions in excess of accumulated earnings	(2,510,816)	(2,486,633)
Deferred compensation obligation	62,046	57,012
Accumulated other comprehensive loss	(279,931)	(283,780)
Total stockholders’ equity	9,230,573	8,993,646
Noncontrolling interests	16,359	14,998
Total equity	9,246,932	9,008,644
Total liabilities and equity	$19,076,325	$18,102,035
________
(a)Includes $1.8 billion and $1.7 billion of accumulated depreciation on buildings and improvements as of June 30, 2023 and December 31, 2022, respectively, and $1.6 billion of accumulated amortization on lease intangibles as of both June 30, 2023 and December 31, 2022.

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenues
Real Estate:
Lease revenues	$369,124	$352,336	$314,354
Income from finance leases and loans receivable	27,311	20,755	17,778
Operating property revenues	50,676	40,886	5,064
Other lease-related income	5,040	13,373	2,591
	452,151	427,350	339,787
Investment Management:
Asset management revenue	303	339	3,467
Reimbursable costs from affiliates	124	101	1,143
	427	440	4,610
	452,578	427,790	344,397
Operating Expenses
Depreciation and amortization	143,548	156,409	115,080
Operating property expenses	26,919	21,249	3,191
General and administrative	24,788	26,448	20,841
Reimbursable tenant costs	20,523	21,976	16,704
Stock-based compensation expense	8,995	7,766	9,758
Property expenses, excluding reimbursable tenant costs	5,371	12,772	11,851
Merger and other expenses	1,419	24	1,984
Reimbursable costs from affiliates	124	101	1,143
Impairment charges — real estate	—	—	6,206
	231,687	246,745	186,758
Other Income and Expenses
Interest expense	(75,488)	(67,196)	(46,417)
Non-operating income (a)	4,509	4,626	5,974
Earnings from equity method investments	4,355	5,236	7,401
Gain on sale of real estate, net (b)	1,808	177,749	31,119
Other gains and (losses) (c)	(1,366)	8,100	(21,746)
	(66,182)	128,515	(23,669)
Income before income taxes	154,709	309,560	133,970
Provision for income taxes	(10,129)	(15,119)	(6,252)
Net Income	144,580	294,441	127,718
Net loss (income) attributable to noncontrolling interests	40	(61)	(40)
Net Income Attributable to W. P. Carey	$144,620	$294,380	$127,678

Basic Earnings Per Share	$0.67	$1.39	$0.66
Diluted Earnings Per Share	$0.67	$1.39	$0.66
Weighted-Average Shares Outstanding
Basic	215,075,114	211,951,930	194,019,451
Diluted	215,184,485	212,345,047	194,763,695

Dividends Declared Per Share	$1.069	$1.067	$1.059

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2023	2022
Revenues
Real Estate:
Lease revenues	$721,460	$622,079
Income from finance leases and loans receivable	48,066	36,157
Operating property revenues	91,562	8,929
Other lease-related income	18,413	16,713
	879,501	683,878
Investment Management:
Asset management and other revenue	642	6,887
Reimbursable costs from affiliates	225	2,070
	867	8,957
	880,368	692,835
Operating Expenses
Depreciation and amortization	299,957	230,473
General and administrative	51,236	43,925
Operating property expenses	48,168	5,978
Reimbursable tenant costs	42,499	33,664
Property expenses, excluding reimbursable tenant costs	18,143	25,630
Stock-based compensation expense	16,761	17,591
Merger and other expenses	1,443	(338)
Reimbursable costs from affiliates	225	2,070
Impairment charges — real estate	—	26,385
	478,432	385,378
Other Income and Expenses
Gain on sale of real estate, net	179,557	42,367
Interest expense	(142,684)	(92,470)
Earnings from equity method investments	9,591	12,173
Non-operating income	9,135	14,520
Other gains and (losses)	6,734	13,999
	62,333	(9,411)
Income before income taxes	464,269	298,046
Provision for income taxes	(25,248)	(13,335)
Net Income	439,021	284,711
Net income attributable to noncontrolling interests	(21)	(38)
Net Income Attributable to W. P. Carey	$439,000	$284,673

Basic Earnings Per Share	$2.06	$1.48
Diluted Earnings Per Share	$2.05	$1.47
Weighted-Average Shares Outstanding
Basic	213,522,150	192,971,256
Diluted	213,875,471	193,706,035

Dividends Declared Per Share	$2.136	$2.116
__________
(a)Amount for the three months ended June 30, 2023 is comprised of realized gains on foreign currency exchange derivatives of $3.7 million and interest income on deposits of $0.8 million.
(b)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a related party of a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases totaling $451.4 million.
(c)Amount for the three months ended June 30, 2023 is primarily comprised of net losses on foreign currency exchange rate movements of $(1.1) million.

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income attributable to W. P. Carey	$144,620	$294,380	$127,678
Adjustments:
Depreciation and amortization of real property	142,932	155,868	114,333
Gain on sale of real estate, net (a)	(1,808)	(177,749)	(31,119)
Impairment charges — real estate	—	—	6,206
Proportionate share of adjustments to earnings from equity method investments (b)	2,883	2,606	2,934
Proportionate share of adjustments for noncontrolling interests (c)	(268)	(299)	(4)
Total adjustments	143,739	(19,574)	92,350
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	288,359	274,806	220,028
Adjustments:
Straight-line and other leasing and financing adjustments	(19,086)	(15,050)	(14,492)
Stock-based compensation	8,995	7,766	9,758
Above- and below-market rent intangible lease amortization, net	8,824	10,861	10,548
Amortization of deferred financing costs	5,904	4,940	3,147
Tax (benefit) expense – deferred and other	(2,723)	4,366	(355)
Merger and other expenses	1,419	24	1,984
Other (gains) and losses (e)	1,366	(8,100)	21,746
Other amortization and non-cash items	527	472	530
Proportionate share of adjustments to earnings from equity method investments (a)	(255)	(926)	1,486
Proportionate share of adjustments for noncontrolling interests (c)	(24)	60	(6)
Total adjustments	4,947	4,413	34,346
AFFO Attributable to W. P. Carey (d)	$293,306	$279,219	$254,374

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$288,359	$274,806	$220,028
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.34	$1.29	$1.13
AFFO attributable to W. P. Carey (d)	$293,306	$279,219	$254,374
AFFO attributable to W. P. Carey per diluted share (d)	$1.36	$1.31	$1.31
Diluted weighted-average shares outstanding	215,184,485	212,345,047	194,763,695

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income from Real Estate attributable to W. P. Carey	$144,686	$293,231	$123,228
Adjustments:
Depreciation and amortization of real property	142,932	155,868	114,333
Gain on sale of real estate, net (a)	(1,808)	(177,749)	(31,119)
Impairment charges — real estate	—	—	6,206
Proportionate share of adjustments to earnings from equity method investments (b)	2,883	2,606	2,934
Proportionate share of adjustments for noncontrolling interests (c)	(268)	(299)	(4)
Total adjustments	143,739	(19,574)	92,350
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	288,425	273,657	215,578
Adjustments:
Straight-line and other leasing and financing adjustments	(19,086)	(15,050)	(14,492)
Stock-based compensation	8,995	7,766	9,758
Above- and below-market rent intangible lease amortization, net	8,824	10,861	10,548
Amortization of deferred financing costs	5,904	4,940	3,147
Tax (benefit) expense – deferred and other	(2,723)	4,366	(324)
Merger and other expenses	1,419	24	1,984
Other (gains) and losses (e)	890	(7,586)	20,155
Other amortization and non-cash items	527	472	530
Proportionate share of adjustments to earnings from equity method investments (b)	(255)	(926)	368
Proportionate share of adjustments for noncontrolling interests (c)	(24)	60	(6)
Total adjustments	4,471	4,927	31,668
AFFO Attributable to W. P. Carey – Real Estate (d)	$292,896	$278,584	$247,246

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$288,425	$273,657	$215,578
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.34	$1.29	$1.11
AFFO attributable to W. P. Carey – Real Estate (d)	$292,896	$278,584	$247,246
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.36	$1.31	$1.27
Diluted weighted-average shares outstanding	215,184,485	212,345,047	194,763,695

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 10

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2023	2022
Net income attributable to W. P. Carey	$439,000	$284,673
Adjustments:
Depreciation and amortization of real property	298,800	228,979
Gain on sale of real estate, net	(179,557)	(42,367)
Impairment charges — real estate	—	26,385
Proportionate share of adjustments to earnings from equity method investments (b)	5,489	10,617
Proportionate share of adjustments for noncontrolling interests (c)	(567)	(8)
Total adjustments	124,165	223,606
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	563,165	508,279
Adjustments:
Straight-line and other leasing and financing adjustments	(34,136)	(25,339)
Above- and below-market rent intangible lease amortization, net	19,685	21,552
Stock-based compensation	16,761	17,591
Amortization of deferred financing costs	10,844	6,275
Other (gains) and losses	(6,734)	(13,999)
Tax expense (benefit) – deferred and other	1,643	(1,597)
Merger and other expenses	1,443	(338)
Other amortization and non-cash items	999	1,082
Proportionate share of adjustments to earnings from equity method investments (b)	(1,181)	(295)
Proportionate share of adjustments for noncontrolling interests (c)	36	(11)
Total adjustments	9,360	4,921
AFFO Attributable to W. P. Carey (d)	$572,525	$513,200

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$563,165	$508,279
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$2.63	$2.62
AFFO attributable to W. P. Carey (d)	$572,525	$513,200
AFFO attributable to W. P. Carey per diluted share (d)	$2.68	$2.65
Diluted weighted-average shares outstanding	213,875,471	193,706,035

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2023	2022
Net income from Real Estate attributable to W. P. Carey	$437,917	$270,086
Adjustments:
Depreciation and amortization of real property	298,800	228,979
Gain on sale of real estate, net	(179,557)	(42,367)
Impairment charges — real estate	—	26,385
Proportionate share of adjustments to earnings from equity method investments (b)	5,489	10,617
Proportionate share of adjustments for noncontrolling interests (c)	(567)	(8)
Total adjustments	124,165	223,606
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	562,082	493,692
Adjustments:
Straight-line and other leasing and financing adjustments	(34,136)	(25,339)
Above- and below-market rent intangible lease amortization, net	19,685	21,552
Stock-based compensation	16,761	17,591
Amortization of deferred financing costs	10,844	6,275
Other (gains) and losses	(6,696)	(14,263)
Tax benefit – deferred and other	1,643	(1,513)
Merger and other expenses	1,443	(341)
Other amortization and non-cash items	999	1,082
Proportionate share of adjustments to earnings from equity method investments (b)	(1,181)	535
Proportionate share of adjustments for noncontrolling interests (c)	36	(11)
Total adjustments	9,398	5,568
AFFO Attributable to W. P. Carey – Real Estate (d)	$571,480	$499,260

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$562,082	$493,692
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$2.63	$2.55
AFFO attributable to W. P. Carey – Real Estate (d)	$571,480	$499,260
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$2.67	$2.58
Diluted weighted-average shares outstanding	213,875,471	193,706,035
__________
(a)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a related party of a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases totaling $451.4 million.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(e)AFFO and Real Estate AFFO adjustment amounts for the three months ended June 30, 2023 are primarily comprised of net losses on foreign currency exchange rate movements of $(1.1) million.

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 12

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2023 Earnings Release 8-K – 13